Exhibit 99.1

Endeavour Energy Norge AS (formerly OER oil AS)

Financial Statements
For the years ended December 31, 2002 and 2003

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

Report of Independent Auditors

To the Board of Directors of Endeavour Energy Norge AS (formerly OER oil AS):

We have audited the accompanying consolidated balance sheets of Endeavour Energy Norge AS (formerly OER oil AS) and its subsidiary as of December 31, 2003 and 2002, and the related consolidated profit and loss statements and cash flow statements for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and Norway. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Endeavour Energy Norge AS (formerly OER oil AS) and its subsidiary at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in Norway.

Accounting principles generally accepted in Norway vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 18 to the consolidated financial statements.

PricewaterhouseCoopers AS
Stavanger, Norway
February 4, 2005

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

PROFIT AND LOSS STATEMENT
1 January – 31 December

1000 NOK		Consolidated	OER oil AS
	Note	2003	2003	2002

Sales revenues	1	147 650	147 650	—
Other operating revenues		—	—	33

Operating revenues		147 650	147 650	33

Production expenses	2	(59 403)	(59 403)	—
Change in underlift		5 358	5 358	—
Salaries and other personnel costs	3	(9 476)	(9 476)	(2 781)
Depreciation	4	(14 497)	(14 497)	—
Other operating expenses	5	(10 258)	(10 258)	(7 548)

Operating expenses		(88 276)	(88 276)	(10 329)

OPERATING INCOME		59 374	59 374	(10 296)

Interest income		1 910	1 910	61
Other financial income		6 917	6 917	—
Interest expenses to group company		—	(337)	—
Other interest expenses		(5 066)	(5 066)	(15)
Other financial expenses		(8 732)	(8 732)	(203)

Net financial items		(4 971)	(5 308)	(157)

INCOME BEFORE TAXES		54 403	54 066	(10 453)

Corporate income taxes on ordinary income	6	(25 205)	(25 205)	8 155

NET INCOME FOR THE YEAR		29 198	28 861	(2 298)

Allocation of net income for the year:
Transferred to other equity		29 198	28 861	(2 298)

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

BALANCE SHEETS
31 December

		Consolidated	OER oil AS
1000 NOK	Note	2003	2003	2002

Deferred tax assets	6	43 257	41 144	8 155

Intangible assets		43 257	41 144	8 155

Tangible assets	4	79 000	79 000	37

Shares in subsidiaries	7	—	92 113	—

Financial assets		—	92 113	—

Fixed assets		122 257	212 257	8 192

Underlift	8	5 358	5 358	—
Accounts receivable	9	7 699	7 699	—
Other receivables	9	35 474	35 474	547
Cash and bank	10	18 627	18 627	619

Current assets		67 158	67 158	1 166

ASSETS		189 415	279 415	9 358

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

BALANCE SHEETS
31 December

		Consolidated	OER oil AS
1000 NOK	Note	2003	2003	2002

Share capital	11	5 334	5 334	1 291
Share premium reserve	11	28 466	28 466	2 509

Paid-in equity	11	33 800	33 800	3 800

Other equity	11	26 541	26 204	(2 657)

Equity	11	60 341	60 004	1 143

Provisions decommissioning & abandonment	12	9 584	9 584	—

Provisions		9 584	9 584	—

Convertible loan	13	10 000	10 000	—

Long term liabilities		10 000	10 000	—

Bank liabilities		14 409	14 409	—
Accounts payable		2 016	2 016	4 675
Accrued social security and withholding taxes		386	386	907
Other current liabilities	14	92 679	183 016	2 633

Current liabilities		109 490	199 827	8 215

EQUITY AND LIABILITIES		189 415	279 415	9 358

Pledges	15	22 000	22 000	—

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

CASH FLOW STATEMENTS
1 January – 31 December

	Consolidated	OER oil AS
1000 NOK	2003	2003	2002

Cash flows from operations
Income before taxes	54 403	54 066	(10 453)
Corporate income taxes paid	(104 515)	(102 402)	—
Depreciation	14 497	14 497	—
Reduction/(increase) current assets	(21 503)	(21 503)	(547)
Increase/(decrease) short term liabilities	6 567	6 567	8 193
Increase in decommissioning and abandonment provision	9 584	9 584	—

CASH FLOWS USED IN OPERATIONS	(40 967)	(39 191)	(2 807)

Cash flows used for investments
Investments in shares	—	(92 113)	—
Investment in tangible assets	(75 734)	(75 734)	(37)

CASH FLOWS USED FOR INVESTMENTS	(75 734)	(167 847)	(37)

Cash flows from financing
Increase/(decrease) long term liabilities	10 000	10 000	—
Increase/(decrease) liabilities to subsidiary	—	90 337	—
Increase/(decrease) other current liabilities	80 300	80 300	—
Change in overdraft facilities	14 409	14 409	—
Proceeds from share issues	30 000	30 000	3 200

CASH FLOWS FROM FINANCING	134 709	225 046	3 200

Net change in cash and bank	18 008	18 008	356

Cash and bank 1 January	619	619	263

CASH AND BANK 31 DECEMBER	18 627	18 627	619

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

ACCOUNTING PRINCIPLES

The annual accounts of Endeavour Energy Norge AS (formerly OER oil AS) (“OER” or the “Company”) have been prepared in accordance with Norwegian accounting legislation and Norwegian Generally Accepted Accounting Principles (N GAAP). On January 10, 2005, OER oil AS was renamed Endeavour Energy Norge AS.

Consolidation principles

In 2003, OER oil AS acquired 100% of the shares of Aker Energy AS (renamed OER energy AS). See Note 7. OER oil AS has prepared consolidated accounts for the first time in 2003. The consolidated accounts comprise OER oil AS and the newly acquired subsidiary. All intercompany transactions between the companies have been eliminated. During 2003, all assets and related activities in OER energy AS were transferred to OER oil AS. This transaction was approved by the Norwegian Ministry of Finance in December 2003.

Lundin Petroleum is the major shareholder of OER oil AS, owning 76%.

In those licenses which OER oil AS participates in joint ventures within the oil and gas industry, the company’s shares are accounted for in accordance with the proportionate consolidation method.

Use of estimates

The preparation of the accounts in accordance with generally accepted accounting principles does require that the company’s management prepares estimates and assumptions that influence the value of assets and liabilities in the balance sheet, as well as for the revenues and costs for the accounting year. The amounts actually realized may deviate from these estimates.

Foreign currency

Current transactions in foreign currency are converted and recorded in NOK at the actual exchange rate. At the end of the accounting year, receivables and liabilities in foreign currency are converted at the exchange rate at the end of the year.

Classification of balance sheet items

Current assets and current liabilities comprise items that are due for payment within one year after the balance sheet date. Other items are categorized as fixed assets and long term liabilities.

Exploration

The company is capitalizing all exploration costs. Exploration costs are depreciated in accordance with the unit of production method on the basis of the company’s total reserves in those producing fields in which the company has ownership interests.

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

Production investments

The company is capitalizing all investments in plant, equipment, etc. The investments are depreciated in accordance with the unit of production method on the basis of each respective field’s total reserves.

Depreciation

The company is applying the unit of production method for depreciation of total investments in the petroleum sector. According to this method the annual depreciation is calculated based on the production of petroleum products during the year in relation to the total commercial remaining recoverable reserves. The company is using total remaining proved and probable reserves.

Decommissioning and abandonment

Provisions for decommissioning and abandonment are provided and expensed to the income statement in line with each asset’s economic life so that total provisions at the time of abandonment are sufficient to cover such expenditures.

Provisions for decommissioning and abandonment are calculated in accordance with the unit of production method and recorded as production expenses in the income statement.

Over-/under-lift of petroleum products

In producing fields there will be liabilities and receivables between the joint venture partners as a consequence of the fact that the companies’ shares of production deviate from the companies’ lifted/sold quantities of petroleum products. Such deviations are recognized in the accounts. Liabilities that are caused by overlift positions are booked at cost, whereas receivables that are caused by underlift positions are booked at the lowest of cost and sales value.

Corporate Income Taxes

Corporate income taxes comprise corporate taxes payable and deferred taxes. Deferred taxes are calculated on the basis of temporary differences between accounting and taxable balance sheet values.

The tax effect is shown as a part of the annual taxes in the income statement and deferred tax is shown as long term liabilities in the balance sheet. In the calculation of taxes the company has applied a corporate tax rate of 28%, and a special oil tax of 50% after deduction for uplift on investments.

Cash flow analysis

The indirect cash flow model has been applied. Cash and bank includes all bank deposits and cash at the end of the year, including restricted cash.

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

NOTES TO THE ACCOUNTS

Note 1. Sales revenues

Product	Field	1000 NOK

Crude oil	Brage	94 457
Crude oil	Njord	47 326

Crude oil total		141 783

NGL	Brage	2 841

Gas	Brage	3 026

Total		147 650

Note 2. Production expenses

Cost type	1000 NOK

Field costs	(35 816)
Decommissioning and abandonment	(9 584)
Transportation costs	(14 003)

Total	(59 403)

Note 3. Salaries and other personnel costs

1000 NOK	2003	2002

Salaries	(8 045)	(2 446)
Employers contribution	(1 187)	(313)
Other personnel costs	(244)	(22)

Total	(9 476)	(2 781)

Remuneration to CEO and the Board:

1000 NOK	CEO	Board

Salaries	(1 030)	(589)
Other remuneration	(30)	(5)

On the basis of an agreement on technology transfer, additional costs of NOK 420 000 are incurred for purchase of services from a company that is owned by one of the board members and related parties.

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

Note 4. Tangible assets

	Production
1000 NOK	Investment	Acquisitions	Other	Total

Historic cost 1.1.2003	0	0	37	37
New investments	22 683	70 657	119	93 460
Disposals	0	0	0	0

Historic cost 31.12.2003	22 683	70 657	156	93 497

Cumulative depreciation	(6 186)	(8 267)	(44)	(14 497)

Book value 31.12.2003	16 497	62 390	112	79 000

Depreciation 2003	(6 186)	(8 267)	(44)	(14 497)

Note 5. Other operating expenses

Of other operating expenses an amount of NOK 181 580 is related to fees to auditors. The company has paid the auditors NOK 51 600 for other services.

Note 6. Corporate Income taxes

Corporate income taxes on ordinary income for the year have been calculated as follows:

	2003		2002
1000 NOK	28%	50%	28%	50%

Income before taxes	54 066	54 066	(10 453)	(10 453)
Permanent differences	8 308	8 308	39	39
Change in temporary differences	12 831	12 831	(15)	(15)
Uplift	0	(1 740)	0	0
Tax losses carry forward	(75 205)	(73 465)	10 429	10 429

Basis for payable taxes	0	0	0	0

Change in deferred taxes	(10 176)	(15 029)	(2 913)	(5 202)

Corporate income taxes on ordinary income	(10 176)	(15 029)	(2 913)	(5 202)

Of the above change in temporary differences in 2003, NOK 18.0 million (28%) and NOK 14.7 million (50%) relate to differences resulting from deferred tax recorded as part of the acquisition costs in 2003.

Of the above change in deferred tax in 2003, NOK 58.1 million relate to deferred tax recorded as part of the acquisition costs for license interests and related activities in 2003.

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

	2003		2002
1000 NOK	28%	50%	28%	50%
Temporary differences related to:
Tangible assets	1 939	1 939	(11)	(11)
Decommissioning & abandonment	(9 584)	(9 584)	0	0
Deferred gain	12 821	12 821	16	16
Negative goodwill	21 128	21 648	0	0
Tax loss carry forwards	(72 876)	(74 672)	(10 403)	(10 403)
Uplift	0	(8 358)	0	0

Basis for deferred taxes	(46 572)	(56 206)	(10 398)	(10 398)

Deferred tax assets 31.12.	(13 041)	(28 103)	(2 911)	(5 199)

Deferred tax assets 31.12.	(41 144)		(8 155)

Reconciliation of effective tax rate as at 31.12.2003:

1000 NOK

Ordinary income before taxes	54 066

Taxes calculated at nominal tax rate (78%)	(42 172)
Actual taxes on ordinary income	(25 205)

Difference	(16 967)

78% of permanent differences	6 480
50% of new uplift	(3 402)
Tax effect of negative goodwill	(20 045)

Total	(16 967)

Taxes on a consolidated basis:

Deferred tax assets on a consolidated basis are NOK 2 million higher than for OER oil AS. This is caused by the difference between book value of the shares in OER energy AS and the equity in OER energy AS. This difference is a reduction of the negative goodwill.

Note 7. Shares in subsidiaries

				Book value
Company	Country	Acquired in	Share	1000 NOK

OER energy AS	Norge	2003	100%	92 113

In December 2003 OER oil AS acquired a license interest with related activities from OER energy AS. A significant part of the assets in OER energy AS comprised a tax loss carry forward with a nominal value of NOK 126.9 million. Additionally, negative goodwill of NOK 34.8 million was recognized.

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

Note 8. Underlift

1000 NOK	31.12.03	31.12.02	Change

Underlift	5 358	0	5 358

Underlift of petroleum products are recorded at cost. Underlift is categorized as current assets in the balance sheet.

Note 9. Receivables

Receivables are recorded at face value, since no losses are expected. A significant share of the company’s other receivables is related to a reimbursement of prepaid taxes.

Note 10. Cash and bank

Of the company’s cash and bank at the end of the year, NOK 16.5 million is a security in the form of a bank deposit relating to issuance of a bank guarantee for NOK 15 million for the abandonment and decommissioning for the company’s shares in the Brage and Njord fields. The bank guarantee is a consequence of specific guarantee requirements established by the Norwegian authorities.

Of the company’s cash and bank at the end of the year, an amount of NOK 0.5 million represents restricted cash. The unutilized share of the company’s overdraft facility was NOK 5.6 million at the end of the year.

The remaining cash balance of NOK 1.6 million represents unrestricted cash.

Note 11. Equity

Share
Consolidated	Share	premium	Other
1000 NOK	capital	reserve	equity	Total

Equity 1.1.	5 334	28 466	(2 657)	31 143
Income for the year			29 198	29 198

Equity 31.12.	5 334	28 466	26 541	60 341

Share
OER oil AS	Share	premium	Other
1000 NOK	capital	reserve	equity	Total

Equity 1.1.	5 334	28 466	(2 657)	31 143
Income for the year			28 861	28 861

Equity 31.12.	5 334	28 466	26 204	60 004

The total number of shares in OER oil AS is 5 334 035 shares, of which each share has a par value of NOK 1.00. The company has only one class of shares.

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

55 000 options have been issued. Each option gives the option holders a right to 1 share with a par value of NOK 1.00 to be exercised at a predefined price. The strike prices for the options are NOK 6.11 and 7.42 per share for a total number of 46 600 and 8 400 options respectively. At the end of 2003 no options have been exercised. The options give the option holders the right to exercise within the end of 2004.

An overview of the company’s shareholders as at 31 December 2003 is presented below:

Shareholder	Shares	Share in %

Lundin Petroleum B.V.	4 043 126	75,80
Per Gunnar Loge	204 743	3,84
Tananger Holding AS	203 735	3,82
Odd Vagle	171 000	3,21
Steinar Hagen	146 455	2,75
Roar Tessem	127 418	2,39
Oban Invest AS	114 492	2,15
Torres Hegre	110 137	2,06
John Vagle	40 000	0,75
Elin Vagle	40 000	0,75
Marianne Vagle	40 000	0,75
Dag Daler	26 109	0,49
Loken AS	20 028	0,38
TF Eiendom & Invest	16 364	0,31
Kjetil Loken	16 364	0,31
Alan McIntyre	9 586	0,18
Per Reinholt Thomassen	2 799	0,05
Tore Lybekk	1 679	0,03

TOTAL	5 334 035	100,00

Note 12. Decommissioning and abandonment

The company is providing for future decommissioning and abandonment liabilities in producing fields in accordance with the unit of production method. The basis for the total liabilities is estimates received from the operators of the respective fields.

The estimated net present value of OER’s share of total costs for decommissioning before taxes is NOK 28.8 million. Similar estimated total costs for abandonment before taxes are NOK 18.4 million. Total booked liabilities at the end of 2003 are NOK 4.4 million and NOK 5.2 million for decommissioning and abandonment respectively.

Note 13. Convertible loan

The convertible loan of NOK 10 million is from Lundin Petroleum B.V. The loan agreement for a total facility of NOK 30 million, was entered into 27 December 2002 and was convertible into 20 million shares of the Company’s shares, contingent upon OER not repaying the loan upon maturity. The loan is interest free, and is due for repayment at the end of 2005. During 2003, the Company drew down NOK 10 million on the loan. The convertible loan is subordinated to any other bank debt.

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

Note 14. Other current liabilities

Consolidated
1000 NOK	31.12.2003

Other interest-bearing debt	80 300
Other current liabilities	12 379

Total	92 679

OER oil AS
1000 NOK	31.12.2003	31.12.2002

Intercompany liability	90 337	0
Other interestbearing debt	80 300	0
Other current liabilities	12 379	2 633

Total	183 016	2 633

Other interest bearing debt is an amount due to Aker Maritime Finance AS in connection with the Company’s acquisition of Aker Energy AS. The loan bears interest at 4.5%.

Note 15. Pledges

In connection with establishing a borrowing facility in the bank market, the company had pledged its receivables and inventories as security for an amount of NOK 22 million.

Note 16. Reserves, concession periods, etc

The company applies total remaining proved and probable reserves in million barrels oil equivalents (mboe):

(100% field)	Brage	Njord

Estimated remaining reserves 31.12.03	78 mboe	153 mboe
Concession period	2015/2017	2021/2023
Estimated remaining production period	7 years	11 years

Note 17. Subsequent Events

During 2004, OER energy AS was merged with OER oil AS.

On November 23, 2004, Endeavour International Corporation’s Norwegian subsidiary, Endeavour Energy Norge AS, acquired a majority interest in OER from Lundin Petroleum B.V. (“Lundin”). Pursuant to the Share Sale and Purchase Agreement, Endeavour paid Lundin NOK (Norwegian kroner) 172,500,000 in cash for all of Lundin’s shares in OER, representing about 76% of the outstanding shares of OER.

On November 10, 2004, Endeavour Norge entered into agreements (each a “Purchase Agreement,” and collectively the “Purchase Agreements”) with the twenty-four minority interest holders of OER, including certain members of OER’s management, to purchase the remaining 23.34% interest in OER. Pursuant to the Purchase Agreements, Endeavour Norge will purchase 1,299,772 shares in OER for consideration of NOK 6.98

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

and 1.68 shares of Endeavour International Corporation common stock per share of OER. The number of shares of Endeavour International Corporation common stock to be issued as consideration under the Purchase Agreements is subject to downward adjustment to reflect any changes in OER’s claimed loss carryforwards as of December 31, 2003 and other estimated tax amounts.

Assuming no adjustments are made to the share consideration to be paid under the Purchase Agreements, the aggregate consideration to be paid for OER would be approximately NOK 181.6 million in cash and 2,183,617 shares of Endeavour International Corporation common stock.

In 2004, the remaining NOK 20 million of the Convertible loan was drawn down.

In 2004, the other interest bearing debt of NOK 80 million was repaid.

The 55,000 options, described in note 12 above were exercised in December 2004

Note 18. Summary of Significant Differences Between Generally Accepted Accounting Principles in Norway and the United States of America

The financials statements of the company have been prepared in conformity with N GAAP, which differs in certain respects from generally accepted accounting principles in the United States of America (US GAAP). The following is a summary of the significant adjustments to net income (loss) for the year when reconciling amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with US GAAP.

January 1 – December 31
1000 NOK	Notes	2003	2002

Net income for the year under N GAAP		29 198	(2 298)

US GAAP Adjustments:
Asset retirement obligation:
Reversal of OER units-of-production – production expense	a)	9 584	—
Accretion	a)	(3 247)	—
Depreciation:
Impact of asset retirement obligation	a)	(8 304)	—
Impact of US full cost reserves	b)	(14 481)	—
Impact of tax step-up	c)	(42 278)	—
Tax effect of US GAAP adjustments	d)	52 254	—

		(6 472)	—

Net income for the year under US GAAP		22 726	(2 298)

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

December 31,
1000 NOK	Notes	2003

Equity under N GAAP		60 341

US GAAP Adjustments:
Asset retirement obligation:
Reversal of OER units-of-production – production expense	a)	9 584
Accretion	a)	(3 247)
Depreciation:
Impact of asset retirement obligation	a)	(8 304)
Impact of US full cost reserves	b)	(14 481)
Impact of tax step-up	c)	(42 278)
Tax effect of US GAAP adjustments	d)	52 254

(6 472)

Equity under US GAAP		53 869

There are no significant differences in equity as of 31 December 2002 between N GAAP and US GAAP.

a) Asset Retirement Obligation – Under US GAAP, Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” requires companies to record the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. Under this standard, the initial recognition of the liability occurs in the period in which it is incurred and a reasonable estimate can be made. In subsequent periods, amounts due to the passage of time are recorded as accretion and revisions to the estimate are recorded as an adjustment to the liability. Upon recognition of the liability, the related asset is capitalized as part of the asset cost for the amount of the liability and amortized over the related assets estimated useful life on the unit of production basis for oil and gas operations. Under N GAAP, provisions for decommissioning and abandonment are calculated in accordance with the unit of production method and recorded as production expenses in the income statement with a corresponding recording of the liability provision. For the US GAAP adjustment for December 31, 2003, a liability and corresponding asset of NOK 40.6 million was recognized. Included in the US GAAP adjustment for the year ended December 31, 2003 NOK 3.2 million of accretion expense and NOK 8.3 million of depreciation.

b) Full Cost Method of Accounting for Oil and Gas Operations – Under US GAAP, depreciation for oil and gas operations is calculated based on proved reserves and country by country cost centres. Under N GAAP, depreciation is calculated on proved and probable reserves on a field by field basis. For the year ended December 31, 2003, NOK 14.5 million of additional DD&A was recognized under US GAAP.

c) Purchase of Assets – Under US GAAP, Emerging Issues Task Force Issue (“EITF”) No. 98-11, “Accounting for Acquired Temporary Differences in Certain Purchase

Endeavour Energy Norge AS (formerly OER oil AS)
Financial Statements for the Years Ended December 31, 2002 and 2003

Transactions That Are Not Accounted for as Business Combinations,” the assigned value of the asset and the related deferred tax asset or liability should be determined under the simultaneous equations method in determining amount of deferred taxes applicable to the transaction.

Under N GAAP, additional deferred taxes were not provided on the transaction to acquire the interests in the producing fields Brage and Njord from Norsk Hydro and any difference between the financial and tax bases are treated as permanent differences. Under US GAAP, an additional asset of NOK 206.6 million was recorded with an offsetting increase to deferred tax liabilities.

In accordance with EITF No. 98-11, any deferred credit arising from the application of this Issue should not be classified as part of deferred tax liabilities or as an offset to deferred tax assets. Under N GAAP, the deferred credit arising from the tax loss acquired through the acquisition of Aker Energy AS was classified as an offset to deferred tax assets. At December 31, 2003, an additional amount of NOK 16.7 million has been recorded as an increase as deferred tax assets with the offset recorded as other liabilities.

d) Deferred tax effect of US GAAP adjustments at a rate of 78% for all items except for the book and tax difference related to certain licenses. Under US GAAP, income taxes are based on the liability method. Under NGAAP, income taxes are also based on the liability method, with the exception of book and tax differences related to licenses. Certain licenses are non-deductible and under NGAAP no deferred tax liability is recognized.

Comprehensive income under US GAAP is the same as net income under US GAAP for all periods presented.

There are no significant differences in cash from operations, cash used by investments and cash from financing under N GAAP versus net cash provided by operating activities, net cash used in investing activities and net cash provided by financing activities under US GAAP for all periods presented.